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                                                                       EXHIBIT 5

[DICKINSON WRIGHT LOGO]                          500 WOODWARD AVENUE, SUITE 4000
                                                    DETROIT, MICHIGAN 48226-3425
                                                       TELEPHONE: (313) 223-3500
                                                       FACSIMILE: (313) 223-3598
                                                 http://www.dickinson-wright.com



October 15, 2004



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C.  20549

RE:      MERCANTILE BANK CORPORATION
         2004 EMPLOYEE STOCK OPTION PLAN
         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We are acting as counsel for Mercantile Bank Corporation, a Michigan corporation ("Mercantile"), in connection with its registration on a Form S-8 Registration Statement (the "Registration Statement") of 250,000 shares of its common stock (the "Option Shares") that will be offered pursuant to stock options that are issued under Mercantile's 2004 Employee Stock Option Plan (the "Plan"). This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

         In connection with this opinion, we have examined originals or copies of (i) the Plan, (ii) the Articles of Incorporation of Mercantile, (iii) the Bylaws of Mercantile, (iv) resolutions of the Board of Directors of Mercantile relating to the adoption of the Plan and reservation of and issuance of common stock in connection with the Plan, and (v) such other documents as we have deemed appropriate in connection with this opinion.

         In our examination, we have assumed the genuiness of all signatures, the legal capacity of all natural persons signing or delivering an instrument, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to this opinion that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of Mercantile and upon certificates or other documents of public officials.

         Upon the basis of above, we are of the opinion that the Option Shares have been duly authorized and when issued pursuant to the Plan will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm's name in Item 5, Interest of Named Experts and Counsel, of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            /s/ Dickinson Wright PLLC